UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

BioVie Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55292	46-2510769
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Cummings Center, Suite 247-C

Beverly, MA 01915

(Address of principal executive offices and zip code)

(312) 283-5793

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2017, the Board of Directors of BioVie Inc. (“BioVie”) appointed Julie G. Anderson as a member of the Board. Ms. Anderson is an experienced executive in the healthcare field, with particular experience as a healthcare provider in the field of liver diseases.

In connection with Ms. Anderson’s appointment to the Board, BioVie issued an option to purchase 100,000 shares of common stock to Ms. Anderson. The option may be exercised for $0.22 per share and has a term of two years. BioVie also agreed to pay cash in the amount of $30,000 to Ms. Anderson, payable over the course of six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2017	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
Chief Executive Officer